Exhibit 10.2

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of March 1, 2019 (this “Agreement”), is by and among Affinion Group, Inc., a corporation organized under the laws of Delaware (the “Borrower”), each other Loan Party hereto (together with the Borrower, the “Loan Parties”), the undersigned Lenders constituting the Required Lenders under the Credit Agreement (as defined below) (the “Supporting Lenders”) and HPS Investment Partners, LLC as administrative agent and collateral agent (the “Agent”).

WHEREAS, the Borrower, the other Loan Parties party hereto and the Agent are parties to (1) the Credit Agreement, dated as of May 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (2) the Collateral Agreement, dated as of May 10, 2017 and any related documents and instruments that serve to grant and provide collateral to the Agent (as amended, restated, supplemented or otherwise modified from time to time, and collectively, the “Security Documents” and together with the Credit Agreement, the “Loan Documents”);

WHEREAS, the current principal amount outstanding of (i) Term Loans under the Credit Agreement is $837,429,862.28 (exclusive of accrued and unpaid interest) and (ii) Revolving Loans under the Credit Agreement is $105,000,000.00 (exclusive of accrued and unpaid interest and undrawn Letters of Credit);

WHEREAS, the Borrower intends to consummate a restructuring or recapitalization transaction (the “Potential Transaction”) and has entered into a Support Agreement, dated as of the date hereof by and among, inter alia, the Borrower, the Lenders party thereto and certain holders of the Borrower’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and other parties thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Support Agreement”);

WHEREAS the failure by the Borrower (i) to pay interest on the Loans as required under the Credit Agreement on February 19, 2019, (the “Interest Payment Date”) constitutes a Default under the Credit Agreement and will constitute an Event of Default under Section 7.01(c) of the Credit Agreement if not paid within five Business Days of the Interest Payment Date, (ii) to deliver audited financial statements for the fiscal year ended December 31, 2018 that are not qualified in any material respect on or prior to the date that is 90 days after December 31, 2018 will constitute a Default and, if not remedied within 5 days after notice from the Agent, will constitute an Event of Default and (iii) to comply with the requirements of Section 5.13 of the Credit Agreement will constitute a Default and, if not remedied within 30 days after notice from the Agent, will constitute an Event of Default (the Events of Default specified in clauses (i), (ii) and (iii) above, the “Specified Defaults”);

WHEREAS, upon the occurrence of the Specified Defaults, the Agent, at the request of the Required Lenders, will have the immediate right to exercise any and all remedies under the Loan Documents, including, without limitation, (a) charging default rate interest on all amounts outstanding under the Credit Agreement, (b) the initiation or continuation of any legal action against any Loan Party and (c) taking any action permitted under the Loan Documents or applicable law, (collectively, all such rights and remedies the “Rights and Remedies”);

WHEREAS, if the Potential Transaction is to be effectuated as an In-Court Restructuring (as defined in the Support Agreement), additional Events of Default shall occur, including Events of Default pursuant to Sections 7.01(b), (c), (f) and (i) of the Credit Agreement and other Events of Default arising due to events and conditions that customarily arise as a result of the filing of voluntary bankruptcy petitions pursuant to chapter 11 of title 11 of the United States Code (such defaults, together with the Specified Defaults, the “In-Court Defaults”).

WHEREAS, to facilitate the consummation of the Potential Transaction, the Loan Parties have requested that each of the Supporting Lenders agree temporarily to forbear in the exercise of their Rights and Remedies solely to the extent arising from the occurrence and continuation of the Specified Defaults and the In-Court Defaults, subject to the terms and conditions of this Agreement;

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Each of the Loan Parties hereby acknowledges and agrees, upon execution and delivery of this Agreement, but subject to the terms of this Agreement, that:

(a) The recital of facts set forth in this Agreement is true and correct in all material respects;

The current principal amount outstanding of (i) Term Loans under the Credit Agreement is $837,429,862.28 (exclusive of accrued and unpaid interest) and (ii) Revolving Loans under the Credit Agreement is $105,000,000 (exclusive of accrued and unpaid interest and undrawn Letters of Credit);

(b) An interest payment under the Credit Agreement of $22,235,623.80 was due and validly owing on the Interest Payment Date by the Borrower. Such interest payment is not subject to any right of offset, deduction, claim, or counterclaim in favor of any Loan Party;

(c) The Specified Defaults (i) will constitute a Default or an Event of Default under the Credit Agreement without the need for any notice to the Loan Parties, and (ii) unless timely cured by the Borrower (to the extent possible), and as a consequence thereof, and subject to and but for the terms of this Agreement, the Agent, at the request of the Required Lenders will be free to exercise the Rights and Remedies without the need for any notice to the Loan Parties;

(d) The Loan Parties hereby ratify and affirm the Loan Documents and acknowledge that the Loan Documents are and shall remain unchanged and in full force and effect. The Loan Parties agree that the Loan Documents constitute valid and binding obligations and agreements of the Loan Parties enforceable by the Lenders and the Agent against the Loan Parties in accordance with their respective terms;

(e) The Obligations under the Loan Documents are secured by valid, binding, continuing, enforceable, non-avoidable, perfected first priority Liens on all of the Collateral in favor of the Agent for the benefit of the Supporting Lenders;

(f) Subject to the terms of this Agreement and the Support Agreement, the Supporting Lenders have not waived, released or compromised, do not hereby waive, release or compromise, and may possibly never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default, including without limitation the Specified Defaults, that existed or may have existed, exist or may presently exist, or may arise in the future, nor does any Supporting Lender waive any Rights and Remedies, including without limitation, the right to direct the Agent to commence to exercise the remedy of foreclosure as to any property pledged as collateral in connection with the Loan Documents;

(g) The execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of the Loan Documents except to the extent expressly provided herein; (ii) extend the terms of the Loans or the maturity date of any of the Loans; (iii) give rise to any obligation on the part of the Supporting Lenders to extend, modify or waive any term or condition of the Loan Documents; (iv) establish any course of dealing with respect to the Loan Documents; or (v) give rise to any defenses or counterclaims to the right of the Supporting Lenders to compel payment of the Loans or otherwise enforce their rights and remedies set forth in the Loan Documents;

(h) Except as expressly provided herein, the Supporting Lenders’ agreement to forbear in the exercise of their Rights and Remedies and to perform as provided herein shall not invalidate, impair, negate or otherwise affect the Agent’s or Supporting Lenders’ ability to exercise their Rights and Remedies under the Loan Documents, and otherwise.

SECTION II. FORBEARANCE

2.01 Forbearance. In consideration of the Loan Parties’ agreement of timely and strict compliance with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Loan Parties set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, (i) from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), each Supporting Lender (severally and not jointly) and the Agent (at the direction of the Supporting Lenders) hereby agrees to forbear (the “Forbearance”)

from exercising (and directing the Agent to exercise) any of the Rights and Remedies under the Loan Documents or applicable law solely with respect to the Specified Defaults, and (ii) from the Petition Date (as defined in the Support Agreement) (the “In-Court Forbearance Effective Date”) until the In-Court Termination Date (as defined below), each Supporting Lender (severally and not jointly) and the Agent (at the direction of the Supporting Lenders) hereby agrees to forbear (the “In-Court Forbearance”) from exercising (and directing the Agent to exercise) any of the Rights and Remedies under the Loan Documents or applicable law against the Foreign Subsidiary Loan Parties with respect to the In-Court Defaults.

2.02 Forbearance Period. The Forbearance shall commence on the Agreement Effective Date (as defined below) and continue until the earlier of (a) June 3, 2019 (the “Forbearance Outside Date”) and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, without limiting the obligations of the Supporting Lenders and the Agent to provide the In-Court Forbearance, if applicable, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Lenders and the Agent shall be entitled to exercise any of the Rights and Remedies as if the Forbearance had never existed, and all of the Rights and Remedies under the Loan Documents and in law and in equity shall be available without restriction or modification, as if the Forbearance had not occurred. The In-Court Forbearance shall commence on the In-Court Forbearance Effective Date as long as the Support Agreement shall not have been terminated at such time and continue until the earlier of (a) the Forbearance Outside Date and (b) the date on which any In-Court Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “In-Court Termination Date” and the period commencing on the In-Court Forbearance Effective Date and ending on the In-Court Termination Date, the “In-Court Forbearance Period”). From and after the In-Court Termination Date, the In-Court Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Lenders and the Agent shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, and all of the Rights and Remedies under the Loan Documents and in law and in equity shall be available without restriction or modification, as if this In-Court Forbearance had not occurred.

SECTION III. EVENTS OF TERMINATION

3.01 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a) the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement;

(b) other than the Specified Defaults, there occurs either any Default or Event of Default under the Loan Documents;

(c) a Material Adverse Effect (as defined in the Support Agreement) occurs after the Agreement Effective Date;

(d) any Loan Party commences a case under title 11 of the United States Code or any equivalent;

(e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any equivalent, or any other federal, state or foreign bankruptcy, moratorium, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or (iii) the winding-up or liquidation (other than any solvent liquidation) of any Loan Party;

(f) the termination of the Support Agreement or the termination of the Support Agreement with respect to any party thereto, in each case, for any reason;

(g) the failure of the Borrower to timely pay the reasonable and documented fees and expenses of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) or (ii) FTI Consulting, Inc. (“FTI” and, together with Paul, Weiss, the “Advisors”), in each case, in accordance with Section 4.02 of this Agreement; or

(h) the failure of any representation or warranty made by any Loan Party under this Agreement to be true and correct in all material respects as of the date when made, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct in all respects as of such earlier date.

3.02 In-Court Events of Termination. The In-Court Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “In-Court Event of Termination”):

(a) a Material Adverse Effect (as defined in the Support Agreement) occurs after the Agreement Effective Date;

(b) the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement;

(c) the termination of the Support Agreement or the termination of the Support Agreement with respect to any party thereto, in each case, for any reason, other than a termination by one or more individual Consenting Stakeholders (as defined in the Support Agreement) pursuant to Section 10 of the Support Agreement, as long as the Consenting Stakeholders remaining as parties to the Support Agreement hold, in the aggregate, at least 66.67% of the principal amount outstanding of all of each of the Lender Claims and Notes Claims (each as defined in the Support Agreement);

(d) the failure of any Loan Party to make adequate protection payments to or for the benefit of the Agent or the Lenders required pursuant to any orders of the Bankruptcy Court (as defined in the Support Agreement) approving the DIP facility contemplated by the Support Agreement; or

(e) the failure of any representation or warranty made by any Loan Party under this Agreement to be true and correct in all material respects as of the date when made, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct in all respects as of such earlier date.

SECTION IV. OTHER AGREEMENTS

4.01 Interest. The Borrower and the Loan Parties agree that during the Forbearance Period, interest on all Obligations, including unpaid interest and the full outstanding principal of the Loans, shall not accrue at the default rate set forth in Section 2.13(c) of the Credit Agreement.

4.02 Retention of Professionals; Expenses.

(a) The Borrower hereby acknowledges and agrees that the Agent has retained Paul, Weiss in connection with the execution of this Agreement and the Potential Transaction. The Borrower shall pay the reasonable and documented fees and expenses of Paul, Weiss (i) on the date of this Agreement, (ii) from time to time thereafter in accordance with the letter agreement dated January 11, 2019, pursuant to which Holdings agreed to pay certain fees and expenses of Paul, Weiss on behalf of the Agent, (iii) immediately prior to any launch of the Potential Transaction contemplated by the Support Agreement and (iv) upon the consummation of the Potential Transaction contemplated by the Support Agreement.

(b) The Borrower understands that Paul, Weiss, on behalf of the Agent has retained FTI. The Borrower shall pay the reasonable and documented fees and out-of-pocket expenses of FTI (i) on the date of this Agreement, (ii) from time to time thereafter in accordance with the engagement letter dated January 7, 2019 of FTI with Paul, Weiss, (iii) immediately prior to any launch of the Potential Transaction contemplated by the Support Agreement and (iv) upon the consummation of the Potential Transaction contemplated by the Support Agreement.

4.03 Information. The Loan Parties shall provide to the Advisors:

(a) promptly and in any event within one business day of the occurrence thereof, written notice regarding the occurrence of any Event of Termination or In-Court Event of Termination; and

(b) upon verbal or written request of the Advisors, any information that is reasonably necessary to evaluate the Loan Parties or the Potential Transaction, and to verify the Loan Parties’ compliance with the terms of this Agreement and the Loan Documents (other than with respect to the Specified Defaults and In-Court Defaults), such information shall be provided to the Advisors as promptly as practicable following the Advisors’ verbal or written request for such information, subject, if applicable, to any confidentiality agreements in place with the Advisors.

4.04 Release. Each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each of the Supporting Lenders and the Agent, together with each of their respective Affiliates, and each of the directors, officers, members, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Lender or the Agent contained therein, or the possession, use, operation or control of any of the assets of any Loan Party. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

4.05 Second Lien Facility. The Supporting Lenders consent to the Loan Parties incurring Indebtedness under the Second Lien Facility, as modified by the Support Agreement, during the Forbearance Period.

SECTION V. REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, the Borrower and each other Loan Party jointly and severally hereby represent and warrant to each Supporting Lender and the Agent, and each Supporting Lender and the Agent severally but not jointly hereby represents and warrants to the Borrower and the other Loan Parties, as follows:

5.01 Such party is duly organized, is validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents; the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action; and such party is voluntarily entering into this Agreement.

5.02 This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.

5.03 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does not and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

5.04 The Borrower represents, as of the date of this Agreement that there are no Events of Default that have occurred and are continuing under the Loan Documents other than the Specified Defaults.

5.05 The parties to this Agreement acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Loan Documents and the entry into this Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Loan Parties.

5.06 Other than as expressly set forth in the Support Agreement, the Supporting Lenders and the Agent have not made any assurances concerning (a) the manner in which or whether any Specified Defaults or In-Court Defaults may be resolved or (b) any additional forbearance, waiver, restructuring or other accommodations.

5.07 The Loan Parties jointly and severally hereby represent and warrant to each Supporting Lender and the Agent that each of the representations and warranties in Article III of the Credit Agreement (except for Sections 3.06 and 3.19 of the Credit Agreement) is true and correct in all material respects, as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct in all material respects as of such earlier date.

SECTION VI. RATIFICATION OF EXISTING AGREEMENTS

6.01 During the Forbearance Period or, if applicable, the In-Court Forbearance Period, no Supporting Lender may transfer its rights under the Loan Documents to another party unless (a) the party acquiring such rights (i) is a Supporting Lender or (ii) agrees in writing to be bound by this Agreement and enters into the Forbearance Joinder Agreement and (b) such Supporting Lender promptly notifies the Borrower and the other Supporting Lenders party hereto and the Agent of such transfer.

6.02 This Agreement shall in no way be construed to preclude any Supporting Lender from acquiring additional Loans, provided, however, that any such additional Loans automatically shall be counted as part of the Loans subject to the terms of this Agreement.

6.03 The Loan Parties, on the one hand, and the Supporting Lenders and the Agent, on the other hand, hereby acknowledge and agree that, (a) the relationships between the Loan Parties and the Supporting Lenders are governed by the Loan Documents and this Agreement, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Lenders and the Agent under this Agreement are several and not joint and no Supporting Lender or the Agent shall be liable or responsible for obligations of any other Supporting Lender or the Agent, (d) no Supporting Lender or the Agent has made to any Loan Party, and no Loan Party has made to any Supporting Lender or the Agent, any promise, commitment or representation of any kind or character with respect to any forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) no Person has any obligation to engage in discussions with any other Person after the date hereof regarding any further forbearance and (f) no Supporting Lender or the Agent on the one hand, and no Loan Party, on the other hand, has any obligation under any circumstances to amend, waive, supplement or otherwise modify the terms of the Loan Documents, offer any discounted payoff of the Loans, refinance or exchange the Loans, vote or refrain from voting or otherwise acting with respect to its Loans, extend the forbearance period, grant any other forbearance, agree to any amendment, supplement, waiver or other modification or any Potential Transaction, enter into any definitive documentation in connection with a Potential Transaction, or extend any other accommodation, financial or otherwise, to any Loan Party or any of its Affiliates, except, in the case of clauses (d) and (f) above, as expressly set forth in the Support Agreement.

SECTION VII. MISCELLANEOUS

7.01 Condition Precedent to Effectiveness of this Agreement. This Agreement and the Forbearance shall become effective only upon satisfaction in full of the following conditions precedent, unless waived in writing by each of the Supporting Lenders and the Agent (the date on which such conditions are satisfied or waived, the “Agreement Effective Date”):

(a) The parties to this Agreement shall have received counterparts of this Agreement duly executed by the Loan Parties, the lenders constituting the Required Lenders and the Agent;

(b) The Borrower shall have made the payments required to be made pursuant to Section 4.02 above;

(c) Each of the representations and warranties in Article III of the Credit Agreement (except for Sections 3.06 and 3.19 of the Credit Agreement) is true and correct in all material respects, as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct in all material respects as of such earlier date;

(d) Other than the Specified Defaults, there is no Default or Event of Default under the Loan Documents; and

(e) The Support Agreement shall have been duly executed by all parties thereto and shall be in full force and effect.

7.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

7.03 Interpretive Matters.

(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.

(b) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, Borrower, partnership or other entity.

7.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

7.05 Successors and Assigns. This Agreement shall be binding upon each of the Loan Parties, the Supporting Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

7.06 Additional Parties. Without in any way limiting the provisions hereof, additional Lenders may elect to become parties to this Agreement by executing and delivering to the Borrower a joinder agreement substantially in the form of Exhibit A hereto (a “Forbearance Joinder Agreement”). Such additional Lender shall become a Supporting Lender under this Agreement in accordance with the terms of this Agreement.

7.07 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.08 Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, except as expressly set forth in the Support Agreement. This Agreement and the Support Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement and the Support Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein or in the Support Agreement and not reflected by a writing included or referred to herein or the Support Agreement.

7.09 Jury Trial Waiver. The Loan Parties, the Supporting Lenders and the Agent, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Loan Documents or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Lender or the Agent relating to the administration or enforcement of the Loan Documents arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

7.10 Amendment. This Agreement may only be amended or modified in writing by the Loan Parties, the Required Lenders and the Agent; provided that the Agent, at the direction of the Required Lenders, may extend the Forbearance Outside Date in a writing (including e-mail) to the Borrower.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AFFINION GROUP, INC.,

By:	/s/ Gregory S. Miller
Name:	Gregory S. Miller
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

[Guarantor signature pages on file with Borrower]

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Lender signature pages on file with Administrative Agent]

[Signature Page to Forbearance Agreement]

Exhibit A

[FORM OF FORBEARANCE JOINDER AGREEMENT]

[•], 2019

Affinion Group, Inc.

[•]

RE:	Forbearance Agreement

Ladies and Gentlemen:

Reference is made to the Forbearance Agreement dated as of February 28, 2019 entered into between the Loan Parties; the Supporting Lenders party thereto; and the Agent (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.

SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned hereby agrees, as of the date first above written, to join and to be bound as a Supporting Lender by all of the terms and conditions of the Forbearance Agreement to the same extent as each of the other Supporting Lenders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Lender” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section 5 of the Forbearance Agreement.

SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopier or in .PDF or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement.

SECTION III. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 7.04 and 7.09 of the Forbearance Agreement shall apply mutatis mutandis to this Forbearance Joinder Agreement.

[Signature Page Follows]

Very truly yours,

[•]

By:
Name:
Title:

[Signature Page to Forbearance Joinder Agreement]